UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 30, 2008

MANITEX INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Michigan	001-32401	42-1628978
(State or Other Jurisdiction of Incorporation )	(Commission File Number)	(IRS Employer Identification No.)

7402 W. 100th Place, Bridgeview, Illinois 60455

(Address of Principal Executive Offices) (Zip Code)

(708) 430-7500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Company and Comerica Bank Amend Credit Agreements to Extend Maturity Date:

Manitex International, Inc. (the “Company”) currently has U.S. and Canadian revolving lines of credit as well as a term loan with Comerica Bank (“Comerica”). On June 30, 2008, the Company and certain of its subsidiaries entered into amendments with Comerica which, among other things, extended the maturity date of these loans from April 1, 2009 to April 1, 2010. The specific agreements that were amended are as follows:

•	the Second Amended and Restated Credit Agreement dated April 11, 2007, as amended, and Revolving Credit Note (U.S. revolving line of credit);

•	the Master Revolving Note dated December 29, 2006, as amended (Canadian revolving line of credit); and

•	the Variable Rate-Single Payment Note dated March 10, 2005, as amended (term loan).

Set forth below is a summary of each of these amendments, which is qualified in its entirety by reference to the copies of such amendments attached as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and incorporated by reference herein.

Amendment No. 3 to Second Amended and Restated Credit Agreement and Amendment to Revolving Credit Note.

On June 30, 2008, the Company, Manitex, Inc., a subsidiary of the Company (together with the Company collectively referred to as the “Companies”), and Comerica entered into Amendment No. 3 to the Second Amended and Restated Credit Agreement, dated April 11, 2007, as amended on August 9, 2007 and October 18, 2007, and an Amendment to the Revolving Credit Note issued pursuant to such Credit Agreement. This Amendment No. 3, among other things (i) extends the maturity date of the note from April 1, 2009 to April 1, 2010; (ii) increases the amount of the credit line from $18.5 million to $20.5 million; (iii) increases the Tangible Effective Net Worth required to be maintained by the Companies and their subsidiaries; and (iv) revises certain definitions and amounts used in calculating the borrowing base under the Credit Agreement. This Amendment No. 3 also provides for a financial covenant that requires the Companies and their subsidiaries to maintain, as of the last day of each fiscal quarter, commencing on June 30, 2008, a Debt Service Coverage Ratio of not less than 1.2 to 1.0.

Amendment No. 3 to the Canadian Note.

On June 30, 2008, Manitex LiftKing, ULC (“Manitex LiftKing”), a subsidiary of the Company, and Comerica entered into Amendment No. 3 to the Master Revolving Note in the original principal amount of CDN $3.5 million (currently CDN $4.5 million), dated December 29, 2006, as amended on August 9, 2007 and October 18, 2007 (the “Canadian Note”), which extends the maturity date of such note from April 1, 2009 to April 1, 2010.

Amendment No. 4 to Variable Rate–Single Payment Note.

On June 30, 2008, Quantum Value Management, LLC (“QVM”), a subsidiary of the Company, and Comerica entered into Amendment No. 4 to the Variable Rate-Single Payment Note in the original principal amount of $20.0 million dated March 10, 2005, as amended on September 11, 2006, December 20, 2006, and August 9, 2007. This Amendment No. 4 extends the maturity date of the note from April 1, 2009 to April 1, 2010. In addition, Amendment No. 4 provides that, commencing on July 1, 2008, QVM will begin to repay the note in equal consecutive monthly principal payments of $50,000 each, plus interest on the unpaid principal balance of the note. The principal and interest outstanding on the note as of June 30, 2008 was approximately $2.1 million.

Company and Comerica Bank Amend Canadian Credit Facility to Allow U.S. Dollar Borrowings:

On June 30, 2008, Manitex LiftKing entered into a letter agreement and note with Comerica in order to permit borrowings in U.S. dollars under its Canadian revolving line of credit. The amount available under this credit line was not increased. For purposes of determining availability under the credit line, borrowings in U.S. dollars will be converted to Canadian dollars. Set forth below is a summary of the letter agreement and related note, which is qualified in its entirety by reference to the copies of such documents attached as Exhibits 10.4 and 10.5, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Terms of Letter Agreement.

On June 30, 2008, Manitex LiftKing and Comerica entered into a letter agreement (the “Letter Agreement”) and a Master Revolving Note in the principal amount of U.S. $4.5 million, dated June 30, 2008, from Manitex LiftKing as maker to Comerica as payee (the “American Note”). The Letter Agreement provides that Manitex LiftKing may make borrowings in U.S. dollars pursuant to the American Note so long as the sum of all advances outstanding under the American Note and the Canadian Note do not exceed the lesser of the Borrowing Base (as defined in the Letter Agreement) and CDN $4.5 million. For purposes of the foregoing limitation, all amounts outstanding under the American Note shall be converted from U.S. dollars to Canadian dollars based on the most favorable spot exchange rate determined by Comerica to be available to it at the relevant time.

Terms of the American Note.

The maturity date of the American Note is April 1, 2010. The interest rate on any borrowings under the American Note will be equal to Comerica’s prime rate from time to time in effect plus one-quarter of one percent (1/4%) per annum. Accrued interest on the American Note will be payable on the first day of each month commencing after the first advance is made and ending on April 1, 2010, when all amounts outstanding under the American Note will be due and payable in full. The American Note and any other indebtedness and liabilities of Manitex LiftKing to Comerica are secured by substantially all of Manitex LiftKing’s assets.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANITEX INTERNATIONAL, INC.

By:	/s/ David H. Gransee
Name: David H. Gransee
Title: Vice President and Chief Financial Officer

Date: July 7, 2008

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment No. 3 to Second Amended and Restated Credit Agreement and Amendment to Revolving Credit Note, dated June 30, 2008, by and between Manitex International, Inc., Manitex , Inc., and Comerica Bank, as amended.

10.2	Amendment No. 3, effective as of June 30, 2008, to that certain Master Revolving Note in original principal amount of CDN $3.5 million, dated December 29, 2006, by and between Manitex LiftKing, ULC and Comerica Bank, as amended.

10.3	Amendment No. 4, effective as of June 30, 2008, to that certain Variable Rate-Single Payment Note in original principal amount of $20.0 million, dated March 10, 2005, by and between Quantum Value Management, LLC and Comerica Bank, as amended.

10.4	Letter Agreement, dated June 30, 2008, by and between Manitex LiftKing, ULC and Comerica Bank.

10.5	Master Revolving Note in principal amount of $4.5 million, dated June 30, 2008, by and between Manitex LiftKing, ULC and Comerica Bank.